                                                Filed pursuant to Rule 424(b)(2)
                                                      Registration No. 333-36178



             Prospectus Supplement to Prospectus dated May 8, 2000.

                                $25,000,000,000
                         THE GOLDMAN SACHS GROUP, INC.

                          Medium-Term Notes, Series B

[GOLDMAN SACHS LOGO]

                            ------------------------

                                 TERMS OF SALE

     The following terms may apply to the notes that The Goldman Sachs Group, Inc. may sell from time to time. The final terms of each note will be included in a pricing supplement. Goldman Sachs will receive between $24,775,000,000 and $24,975,000,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between $25,000,000 and $225,000,000.

      --  stated maturity of 12 months or longer

      -- fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

           --  commercial paper rate;

           --  prime rate;

           --  LIBOR;

           --  EURIBOR;

           --  treasury rate;

           --  CMT rate;

           --  CD rate;

           --  federal funds rate; and/or

           --  11th district cost of funds rate

      -- amount of principal or interest may be determined by reference to an index or formula

      --  may be book-entry form only

      -- may be subject to redemption at the option of Goldman Sachs or repayment at the option of the holder

      --  not amortized or subject to a sinking fund

      --  interest on fixed rate notes paid semi-annually

      -- interest on floating rate notes paid monthly, quarterly, semi-annually or annually

      --  denominations of $1,000 and multiples of $1,000

      -- may be denominated in a currency other than U.S. dollars or in a composite currency

      --  settlement in immediately available funds

     Goldman Sachs does not plan to list the notes for trading on a securities exchange.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Goldman Sachs may sell the notes directly or through one or more agents or dealers, including the agent listed below. The agents are not required to sell any particular amount of the notes.

     Goldman Sachs may use this prospectus in the initial sale of any note. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.

                            ------------------------

                   Prospectus Supplement dated May 10, 2000.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                              Page
                                                              ----
Use of Proceeds.............................................   S-2
Description of Notes We May Offer...........................   S-3
United States Taxation......................................  S-20
Employee Retirement Income Security Act.....................  S-20
Supplemental Plan of Distribution...........................  S-20
Validity of the Notes.......................................  S-22

                            Prospectus

Available Information.......................................    ii
Prospectus Summary..........................................     1
Ratio of Earnings to Fixed Charges..........................     4
Description of Debt Securities We May Offer.................     5
Description of Warrants We May Offer........................    27
Description of Purchase Contracts We May Offer..............    33
Description of Units We May Offer...........................    38
Description of Preferred Stock We May Offer.................    43
Legal Ownership and Book-Entry Issuance.....................    50
Considerations Relating to Securities Issued in Bearer
  Form......................................................    56
Considerations Relating to Indexed Securities...............    60
Considerations Relating to Securities Denominated or Payable
  in or Linked to a Non-U.S. Dollar Currency................    62
United States Taxation......................................    65
Plan of Distribution........................................    83
Employee Retirement Income Security Act.....................    86
Validity of the Securities..................................    86
Experts.....................................................    86
Cautionary Statement Pursuant to the Private Securities
  Litigation Reform Act of 1995.............................    87

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                                USE OF PROCEEDS

     We intend to use the net proceeds from the sales of notes to provide additional funds for our operations and for other general corporate purposes, although we have not yet determined a specific use.

     We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the notes by Goldman, Sachs & Co. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

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                       DESCRIPTION OF NOTES WE MAY OFFER

Please note that in this section entitled "Description of Notes We May Offer", references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

                       INFORMATION ABOUT OUR MEDIUM-TERM
                                  NOTE PROGRAM

     The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption "Description of Debt Securities We May Offer". The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus in order to understand the terms of the notes. However, if this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement controls with regard to the notes.

     This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a pricing supplement attached to the front of this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note.

     When we refer to your pricing supplement, we mean the pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in that document. Similarly, the terms we use in any pricing supplement that we also use in this document will have the meanings we give them in this document, unless we say otherwise in the pricing supplement.

THE NOTES WILL BE ISSUED UNDER THE SENIOR DEBT INDENTURE

     The notes are governed by a document called the senior debt indenture. The senior debt indenture is a contract between us and The Bank of New York, which acts as trustee. The trustee has two main roles:

      -- First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" in the accompanying prospectus; and

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      --  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

WE MAY ISSUE OTHER SERIES OF DEBT SECURITIES

     The senior debt indenture permits us to issue different series of debt securities from time to time. The Series B medium-term notes will be a single, distinct series of debt securities. We may, however, issue notes in such amounts, at such times and on such terms as we wish. The notes will differ from one another, and from other series, in their terms.

     When we refer to the "notes", the "Series B medium-term notes" or "these notes", we mean our Medium-Term Notes, Series B. When we refer to a "series" of debt securities, we mean a series, such as the notes, issued under our senior debt indenture.

AMOUNTS THAT WE MAY ISSUE

     Our senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may "reopen" that offering at any later time and offer additional notes having those terms.

     We have already issued Series B medium-term notes, many of which are currently outstanding. We intend to issue additional Series B medium-term notes, initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement. However, we may issue additional Series B medium-term notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you.

     Our affiliates may use this prospectus supplement to resell notes in market-making transactions from time to time, including both notes that we have issued before the date of this prospectus supplement and notes that we have not yet issued. We describe these transactions under "Supplemental Plan of Distribution" below.

     The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our senior debt indenture, except as described under "Description of Debt Securities We May Offer -- Restriction on Liens" in the accompanying prospectus.

HOW THE NOTES RANK AGAINST OTHER DEBT

     The Series B medium-term notes will not be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a note, you are one of our unsecured creditors.

     The notes will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc.

     An investment in the notes involves risks because we are a holding company and because our principal U.S. subsidiary, Goldman, Sachs & Co., is a partnership in which we are a general partner. We summarize these risks under "Description of Debt Securities We May Offer -- We Are a Holding Company" in the accompanying prospectus.

THIS SECTION IS ONLY A SUMMARY

     Our senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your prospectus supplement. Our senior debt indenture and the notes are governed by New York law. A copy of our senior debt indenture

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has been filed with the SEC as part of our registration statement. See
"Available Information" in the accompanying prospectus for information on how to obtain a copy.

     Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt indenture under "Description of Debt Securities We May Offer" in the accompanying prospectus. That section, together with this prospectus supplement and your pricing supplement, summarize all the material terms of our senior debt indenture and your note. They do not, however, describe every aspect of our senior debt indenture and your note. For example, in this section entitled "Description of Notes We May Offer", the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in our senior debt indenture, but we describe the meaning of only the more important of those terms.

                          FEATURES COMMON TO ALL NOTES

CURRENCY OF NOTES

     The notes will be payable in U.S. dollars unless the applicable pricing supplement specifies otherwise. Before you purchase any note payable in a non-U.S. dollar currency, composite currency, basket of currencies or currency unit or units, as described in the applicable pricing supplement, you should read carefully the section entitled "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" in the accompanying prospectus.

TYPES OF NOTES

     We may issue the following three types of notes:

      -- FIXED RATE NOTES. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

      -- FLOATING RATE NOTES. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in "-- Interest
          Rates -- Floating Rate Notes". If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

      -- INDEXED NOTES. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

         --  one or more securities;

         --  one or more currencies;

         --  one or more commodities;

         -- any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

         --  indices or baskets of any of these items.

     If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed notes may also be exchangeable, at our option or the option of the holder, into securities of an issuer other than

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The Goldman Sachs Group, Inc. or into other property. If you purchase an indexed note, your pricing supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled "Considerations Relating to Indexed Securities" in the accompanying prospectus.

ORIGINAL ISSUE DISCOUNT NOTES

     A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "United States
Taxation -- Taxation of Debt Securities -- Original Issue Discount" in the accompanying prospectus for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

INFORMATION IN THE PRICING SUPPLEMENT

     Your pricing supplement will describe one or more of the following terms of your note:

      --  the stated maturity;

      -- the specified currency or currencies for principal and interest, if not U.S. dollars;

      -- the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

        -- MARKET-MAKING TRANSACTIONS. If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Goldman, Sachs & Co. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note;

      -- whether your note is a fixed rate note, a floating rate note or an indexed note;

      -- if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates, if different from those stated below under "-- Interest Rates -- Fixed Rate Notes";

      -- if your note is a floating rate note, the interest rate basis, which may be one of the nine base rates described in "-- Interest
          Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

      -- if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than The Goldman Sachs Group, Inc. or other property;

      -- if your note is an original issue discount note, the yield to maturity;

      -- if applicable, the circumstances under which your note may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s),

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          all of which we describe under "Description of Debt Securities We May
          Offer -- Redemption and Repayment" in the accompanying prospectus;

      -- the depositary for your note, if other than DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your note in book-entry form only;

      -- if we choose to issue your note in bearer form, any special provisions relating to bearer notes that are not addressed the accompanying prospectus; and

      -- any other terms of your note, which could be different from those described in this prospectus supplement and the accompanying prospectus.

                FORM, DENOMINATION AND LEGAL OWNERSHIP OF NOTES

     Your note will be issued in registered form, without interest coupons, in any authorized denominations. The authorized denominations will be $1,000 and multiples of $1,000.

     Your note will be issued in book-entry form and represented by a global note or a master global note. You should read the section "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

                                 INTEREST RATES

     This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

FIXED RATE NOTES

     Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semiannually each May 15 and November 15, which will be the interest payment dates for a fixed rate note, and at maturity. For each fixed rate note that bears interest, interest will accrue, and we will compute and pay accrued interest, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Fixed Rate Debt Securities" and "-- Payment Mechanics for Debt Securities".

FLOATING RATE NOTES

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD, ITALICIZED type the first time they appear, and we define these terms in "-- Special Rate Calculation Terms" at the end of this subsection.

     For each floating rate note, interest will accrue, and we will compute and pay accrued interest, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Floating Rate Debt Securities" and "-- Payment Mechanics for Debt Securities". In addition, the following will apply to floating rate notes.

     BASE RATES. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

      --  commercial paper rate;

      --  prime rate;

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      --  LIBOR;

      --  EURIBOR;

      --  treasury rate;

      --  CMT rate;

      --  CD rate;

      --  federal funds rate; and/or

      --  11th district cost of funds rate.

We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

     Interest payable on a floating rate note for any particular interest period will be calculated as described in the accompanying prospectus using an interest factor, expressed as a decimal, applicable to each day during the period. The interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day by the following:

 -- 360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes; or

 -- the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

See "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Floating Rate Debt Securities -- Calculation of Interest" for more information about calculation mechanics.

     INITIAL BASE RATE. For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

     SPREAD OR SPREAD MULTIPLIER. In some cases, the base rate for a floating rate note may be adjusted:

      -- by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

      -- by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

     MAXIMUM AND MINIMUM RATES. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

      -- a maximum rate -- i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

      -- a minimum rate -- i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

     Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

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     The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

     INTEREST RESET DATES. The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

      --  for floating rate notes that reset daily, each BUSINESS DAY;

      -- for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

      -- for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "-- Interest Determination Dates" below;

      -- for floating rate notes that reset monthly, the third Wednesday of each month;

      -- for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

      -- for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

      -- for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

     The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

     If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

     INTEREST DETERMINATION DATES. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

      -- For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

      -- For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BUSINESS DAY preceding the interest reset date, unless the INDEX CURRENCY is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

      -- For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second EURO BUSINESS DAY preceding the interest reset date. We refer to

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          an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

      -- For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills -- i.e., direct obligations of the U.S. government -- would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

      -- For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

     INTEREST CALCULATION DATES. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

      -- the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

      -- the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

     INTEREST PAYMENT DATES. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

      -- for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

      -- for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

      -- for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

      -- for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the

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

term "regular record date" under "Description of Debt Securities We May
Offer -- Payment Mechanics for Debt Securities" in the accompanying prospectus.

     In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity will not be changed.

     CALCULATION AGENT. We have initially appointed Goldman, Sachs & Co. as our calculation agent for the notes.

COMMERCIAL PAPER RATE NOTES

     If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial". If the commercial paper rate cannot be determined as described above, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Nonfinancial".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES

     If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan". If the prime rate cannot be determined as described above, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

      -- If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR NOTES

     If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

      --  LIBOR will be either:

        -- the offered rate appearing on the TELERATE LIBOR PAGE; or

        -- the arithmetic mean of the offered rates appearing on the REUTERS
           SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

     in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is specified in your pricing supplement, Telerate LIBOR page will apply to your LIBOR note.

      -- If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

      -- If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR NOTES

     If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI -- the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. EURIBOR will be determined in the following manner:

      -- EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on TELERATE PAGE 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

      -- If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the EURO-ZONE interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

      -- If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES

     If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in
          H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

      -- If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

      -- If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      -- If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      -- If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES

     If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading " . . . Treasury Constant
Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the DESIGNATED CMT INDEX MATURITY:

      -- if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

      -- if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

     If the CMT rate cannot be determined in this manner, the following procedures will apply.

      -- If the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above -- i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable -- as published in H.15(519).

      -- If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

        -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

        -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

      -- If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

      -- If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

      -- If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

      -- If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES

     If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in
          H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES

     If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page
120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

      -- If the rate described above is not displayed on Telerate page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

      -- If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

11TH DISTRICT COST OF FUNDS RATE NOTES

     If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

      -- If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

SPECIAL RATE CALCULATION TERMS

     In this subsection entitled "-- Interest Rates", we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

     The term "BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                D x N
bond equivalent yield   =   -------------    x  100
                            360 - (D x M)

     where

      -- "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

      --  "N" means 365 or 366, as the case may be; and

      -- "M" means the actual number of days in the applicable interest reset period.

     The term "BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

      -- for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

      --  if the note is a LIBOR note, is also a London business day;

      -- if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

      -- if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a Euro business day.

     The term "DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

     The term "DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

     The term "EURO BUSINESS DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

     The term "EURO-ZONE" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

     "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 DAILY UPDATE" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     The term "INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

     The term "INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

     "LONDON BUSINESS DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

     The term "MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                            D x 360
money market yield   =   -------------    x  100
                         360 - (D x M)

     where

      -- "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

      -- "M" means the actual number of days in the relevant interest reset period.

     The term "REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

     "REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

     "REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

     "TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

     "TELERATE PAGE" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

     If, when we use the terms designated CMT Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

                             UNITED STATES TAXATION

     Investors should read carefully the description of material United States federal income tax consequences of owning the debt securities under "United States Taxation" in the accompanying prospectus. It is the opinion of Sullivan & Cromwell, United States tax counsel to The Goldman Sachs Group, Inc., that commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes generally will be treated as variable rate notes under the rules described under "United States Taxation -- Taxation of Debt Securities -- Payment of Interest -- Variable Rate Debt Securities" in the accompanying prospectus.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; government plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     The Goldman Sachs Group, Inc. and certain of its affiliates may each be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call a "Plan", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that plan by a "qualified professional asset manager" or an "in-house asset manager" or for transactions involving insurance company general accounts. The person making the decision on behalf of a Plan or a government plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, to represent that such purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a government plan, under any similar applicable law or regulation).

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We and Goldman, Sachs & Co., as the agent, have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission on any notes sold through the agent. The commission will range from 0.100% to 0.900% of the principal amount of the notes, depending on the stated maturity of the notes.

     We may also sell notes to the agent who will purchase the notes as principal for its own account. In that case, the agent will purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

     The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

     We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

     The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act.

     If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

     The purchase price of the notes will be required to be paid in immediately available funds in New York City.

     We may appoint agents, other than or in addition to Goldman, Sachs & Co., with respect to the notes. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of The Goldman Sachs Group, Inc. and may engage in transactions with and perform services for The Goldman Sachs Group, Inc. in the ordinary course of business. Goldman, Sachs & Co. may resell notes to or through another of our affiliates, as selling agent.

     The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes. However, neither Goldman, Sachs & Co. nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

     This prospectus supplement may be used by Goldman, Sachs & Co. or any of our other affiliates in connection with offers and sales of the notes in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Goldman Sachs Group, Inc. or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

     The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter include notes that we may issue going forward as well as notes we have previously issued.

     We describe market-making transactions and other matters relating to the distribution of the notes in the accompanying prospectus under "Plan of Distribution".

     In this prospectus supplement, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

                             VALIDITY OF THE NOTES

     In connection with the recommencement of our Series B medium-term note program, the validity of the notes was passed upon for The Goldman Sachs Group, Inc. by Gregory K. Palm, Esq., General Counsel of The Goldman Sachs Group, Inc., and for the agents by Sullivan & Cromwell, New York, New York. The opinions of Mr. Palm and of Sullivan & Cromwell were based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc. and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

     As of the date of this prospectus supplement, Mr. Palm owned less than one percent of the common stock, and participated in the employee benefit plans, of The Goldman Sachs Group, Inc. Sullivan & Cromwell has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell also performed services for The Goldman Sachs Group, Inc. in connection with this offering.

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             ----------------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                          Page
                                          ----
Use of Proceeds.........................   S-2
Description of Notes We May Offer.......   S-3
United States Taxation..................  S-20
Employee Retirement Income Security
  Act...................................  S-20
Supplemental Plan of Distribution.......  S-20
Validity of the Notes...................  S-22

                  Prospectus

Available Information...................    ii
Prospectus Summary......................     1
Ratio of Earnings to Fixed Charges......     4
Description of Debt Securities We May
  Offer.................................     5
Description of Warrants We May Offer....    27
Description of Purchase Contracts We May
  Offer.................................    33
Description of Units We May Offer.......    38
Description of Preferred Stock We May
  Offer.................................    43
Legal Ownership and Book-Entry
  Issuance..............................    50
Considerations Relating to Securities
  Issued in Bearer Form.................    56
Considerations Relating to Indexed
  Securities............................    60
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency............    62
United States Taxation..................    65
Plan of Distribution....................    83
Employee Retirement Income Security
  Act...................................    86
Validity of the Securities..............    86
Experts.................................    86
Cautionary Statement Pursuant to the
  Private Securities Litigation Reform
  Act of 1995...........................    87

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                                $25,000,000,000

                               THE GOLDMAN SACHS
                                  GROUP, INC.

                          Medium-Term Notes, Series B
                             ----------------------

                              [GOLDMAN SACHS LOGO]

                             ----------------------
                              GOLDMAN, SACHS & CO.
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